UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 11, 2015

METABOLIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	2139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On September 11, 2015, Metabolix, Inc., a Delaware corporation (the “Company”), filed with the Delaware Secretary of State a Certificate of Elimination (the “Certificate of Elimination”), with respect to the Company’s Series B Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”). No shares of the Series B Preferred Stock were outstanding at the time of the filing of the Certificate of Elimination.
As a result of the filing of the Certificate of Elimination, all matters set forth with respect to the Series B Preferred Stock were elminated from the Company’s Certificate of Incorporation.
The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is set forth as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

3.1	Certificate of Elimination of Series B Preferred Stock, dated September 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: September 17, 2015	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
3.1	Certificate of Elimination of Series B Preferred Stock, dated September 11, 2015.